U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: May 27, 2004



                              ZKID NETWORK COMPANY
                              --------------------
             (Exact Name of registrant as specified in its Charter)




       Nevada                        0-29981                      91-2027724
----------------------         ------------------             ------------------
State of Incorporation         Commission File No.              I.R.S. Employer
                                                              Identification No.

666 Dundee Road,  Northbrook, IL                         60062
------------------------------------                     -----
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number,(   847   )    509    -    4200
                               ---------  ---------   ----------





                     (Registrant's former name and address)

Item 5.  Other Events and Regulation FD Disclosure

         On May 27, 2004, Jon A. Darmstadter tendered his resignation as CEO, CFO and member of the Company's Board of Directors effective immediately. Mr. Darmstadter nominated Mitchell J. Lederer, subject to his consent, as his successor to the positions he resigned.

         Mitchell Lederer, age 43, holds a Masters of Business Administration from the University of Chicago Graduate School of Business. He holds a Bachelor of Arts in Economics and Government from Oberlin College, Ohio. Mr. Lederer's five year work history includes the following brief summary of his positions and responsibilities:

February 2003-Present: Partner, Vice President of Sales and Business Development for St. Charles Consulting Group, LLC. St. Charles is a professional services company which assists client companies achieve optimum business effectiveness through training and consulting services. Mr. Lederer developed marketing and sales initiatives including web presence and other business development and alliance activities.

December 2001-February 2003: Director of Sales and Marketing for FluentMedia, a division of the Tribune Company. FluentMedia is a content management and licensing services company offering consulting services to corporate client intranet, extranet and marketing networks and systems. He was responsible for developing sales and marketing strategies, pricing, sales compensation, market positioning and financial metrics. He created print, web advertising and trade show presence for the company.

April 2001-December 2001: Mr. Lederer was the Director of Sales for EC Outlook. EC Outlook provides business-to-business supply chain management solutions enabling companies to collaborate with their trading partners. He was responsible establishing a national sales organization. His corporate focus was on the establishment of Global 1000 corporate accounts.

November 1997-April 2001: Mr. Lederer was a Director of Business Development for Arthur Andersen, LLP. At Andersen he assumed a leadership role in the Advanced Technology consulting practice, Central Region. His business consulting emphasis was software development (Java, Microsoft), data warehousing and infrastructure technologies. He lead partner/manager selling teams and developed sales processes, market positioning and coaching methodologies.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ZKID NETWORK COMPANY
Dated: May 27, 2004

                                                  /s/Jon A. Darmstadter
                                                  ------------------------------
                                                  By: Jon A. Darmstadter
                                                  Title: President